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HARLEY-DAVIDSON, INC.
SUPPLEMENTAL PROXY MATERIALS
2019 ANNUAL SHAREHOLDERS MEETING

CONTEXT



- The purpose of this presentation is to provide a solid understanding of our current business and executive compensation program
- We take a long-term view of our business -- and are focused on delivering strong shareholder value over time. We are currently facing pressure as a result of significant industry weakness in the U.S. and in certain international markets
- We are executing our plan to address the industry weakness and deliver our global objectives through 2027
- We appreciate your investment in what we believe will be a strong future for the company

This presentation may include forward-looking statements that are subject to risks that could cause actual results to be materially different. Those risks include, among others, matters we have noted in our latest earnings presentation and filings with the SEC. Harley-Davidson disclaims any obligation to update information in this presentation. Additional information and risk factors are included at the end of this presentation.

STRATEGY & OBJECTIVES



In February 2017, we launched our strategy to build the next generation of Harley-Davidson riders globally. In July 2018, we accelerated our strategy and aligned around three growth catalysts: New Products, Broader Access and Stronger Dealers

BUILDING THE NEXT GENERATION OF HARLEY-DAVIDSON RIDERS GLOBALLY

OUR 2027 OBJECTIVES

1. **2M** – Build 2 Million New Harley-Davidson Riders in the U.S.
2. **50%** – Grow International Business to 50% of Annual Volume
3. **100** – Launch 100 New High Impact Harley-Davidson Motorcycles
4. **TOP 25%** (S&P 500) – Deliver Superior Return on Invested Capital for HDMC
5. Grow our Business without Growing our Environmental Impact

MORE ROADS TO HARLEY-DAVIDSON

ACCELERATING OUR STRATEGY

New Products

Keep current riders engaged and inspire new riders by extending heavyweight leadership and unlocking new markets and segments

- Innovate Touring and Cruiser Products
- Lead in Electrification of Motorcycles
- Launch Middleweight Platform
- Launch Small Displacement Motorcycle for Emerging Markets

Broader Access

Meet customers where they are and how they want to engage with a multi-channel retail experience

- Integrated Retail Experience
- New Retail Formats
- Grow China

Stronger Dealers

Drive a performance framework to improve dealer financial strength and the Harley-Davidson customer experience

- Good-to-Great Dealers
- Expand International Dealer Network

NAIL THE FUNDAMENTALS TO COMPETE AND WIN

- Serve the Customer
- Maintain Premium Brand
- Improve Organizational Effectiveness
- Drive Cost Competitiveness

WE FULFILL DREAMS OF PERSONAL FREEDOM

RESULTS IN A CHALLENGING MARKETPLACE



Delivered strong 2018 results, including growth in revenue, net income, EPS and cash from operations…

FY 2018 VS. FY 2017 RESULTS

REVENUE	NET INCOME	EPS
$5.72 Billion	$531.5 Million	$3.19
↑ 1.2%	↑ 1.9%	↑ 5.6%

Earnings impacted by:

- **Motorcycles Segment operating income* down $184.4 million**
  - Revenue up 1.1% on 5.3% lower shipments
  - Gross margin of 32.5%, down 0.9 pts.
  - SG&A up, higher as a percent of revenue due to recalls
  - Restructuring charge of $93.4 million
  - Operating margin of 8.5%, down 3.8 pts.
- **Financial Services segment operating income up 5.8 percent**
- **Lower effective tax rate**

**As of 1/1/18 Accounting Standards Update 2017-07 was adopted which resulted in the classification of certain retirement plan costs in non-operating income. Prior periods have been recast to reflect the new presentation.*

Consolidated – Motorcycles and Related Products and Financial Services Segments

January 29, 2019 | Conference Call Slide Presentation 22

We generated exceptional increases in cash from operations:

- **Cash from operations up over $200 million, or 20% versus prior year**
- **Returned $628M to shareholders, or 118% of Net Income**
  - **$246M in dividends ($1.48 per share, up 1.4%)**
  - **$382M in discretionary share repurchases**

RESULTS IN A CHALLENGING MARKETPLACE



...despite challenging markets, restructuring costs, incremental tariffs and investments in our future

U.S. Motorcycle Industry in Secular Decline



Motorcycles
2.5%
313,627
4.8%
328,818
(5.2)%
311,710
(7.3)%
288,802
(8.7)%
263,750
2014
2015
2016
2017
2018

Source: Motorcycle Industry Council
U.S. 601cc+ Motorcycle Registrations

2018 Incremental Tariffs *

$24M

* The impact of tariffs includes the incremental cost of recent tariffs imposed by the European Union and China

Manufacturing Optimization / Restructuring

2018 Actual Results

	Restructuring	Temp. Inefficiencies
Q1	$46.8	$0.7
Q2	$12.4	$2.4
Q3	$14.8	$6.2
Q4	$15.5	$3.6
	$89.5	$12.9

	2018 Actual	2019 Estimate	2020 Estimate	Annual Ongoing
Annual Cash Savings	-	$25-$30	$45-$50	$65-$75

More Roads to Harley-Davidson Plan

Investments in these accelerated growth opportunities will result in start-up losses in 2018 and 2019 which we intend to fund internally



Incremental Operating Income
Income
Investment
2018
2019
2020
2021
2022

Source: More Roads to Harley-Davidson Investor Presentation 7_30_18

STRATEGY ACCELERATION



Our More Roads to Harley-Davidson accelerated plan for growth is designed to strengthen our existing business and enable sustainable growth. Growth opportunities are intended to be funded internally while maintaining our current investment/return profile and capital allocation through 2022.

Harley-Davidson will build the next generation of riders by delivering:

NEW PRODUCTS | BROADER ACCESS | STRONGER DEALERS

INCREMENTAL REVENUE AND EARNINGS – objectives are to generate accelerated growth and expanded operating margins for the Motorcycles and Related Products segment in 2022 compared to 2017:

$1.0B to $1.5B	$200M to **$250M**	0.75pts. **to 1.25pts.**
revenue	operating profit	operating margin %

SHAREHOLDER ENGAGEMENT

In 2018, we reached out to our shareholders to discuss our executive compensation program and understand any areas of concern related to the program.

We engaged with shareholders in the spring during proxy season and again in the fall to further our understanding of shareholders views.



EXECUTIVE COMPENSATION OVERVIEW

We are seeking continued support from our shareholders for our "Say on Pay" advisory vote

- The oversight and structure of our executive compensation program creates and reinforces pay for performance, while reducing risks and aligning the interests of management with the interests of shareholders
- Our executive compensation program is directly tied to our business strategy and long-term objectives
- We are committed to strong executive compensation governance practices and the structure of our program conforms to market practices
- We require the executive team to own HOG common stock to reinforce the link between the long-term interests of management and shareholders

RESPONSE TO SHAREHOLDER FEEDBACK



Eliminated Leadership Short-Term Incentive Plan (LSTIP)

Tightened the connection between pay and performance

Short-Term Incentive Plan:

For 2019, we introduced a leading indicator of performance with a new retail sales volume growth measure to increase focus on near-term sales growth during a period of ongoing U.S. industry decline

Long-Term Incentive Plan:

For 2019, we introduced a strategic milestone measure tied to successful new product launches and acted to ensure pay-for-performance alignment with a cumulative net income performance hurdle requirement. The strategic milestone recognizes the criticality of driving ridership through new product innovation

Provided more clarity on thresholds and goal setting

For 2019, we increased the threshold level of achievement for the Short-Term Incentive Plan to 75% of plan from 70% of plan and increased net income financial goal weighting

Reviewed and modified our Peer Group

- Removed the peers with more than 2.5 times the 2017 revenue of Harley-Davidson
- Eliminated 14 of the larger companies positioning Harley-Davidson closer to the median revenue of each peer group



EXECUTIVE COMPENSATION

2018 CEO TOTAL TARGET COMPENSATION MIX

86% of total target compensation opportunity (realizable pay) was considered at risk. The total target compensation mix was similar to compensation benchmark companies (peer groups)



CEO Pay Mix
86%
Performance
Based
14%
19%
27%
40%

- BASE SALARY (Cash)
- TARGETSHORT-TERM INCENTIVES (Cash)
- TARGET LONG-TERM INCENTIVES (RESTRICTED STOCK UNITS)
- TARGET LONG-TERM INCENTIVES (PERFORMANCE SHARES)

EXECUTIVE COMPENSATION
2018 STIP



- 2018 was a strong year for Harley-Davidson despite industry declines
  - Earnings growth despite challenging markets, restructuring charges, incremental tariffs and significant investment in our future
  - Cash flow from operations was up over $200M, or 20%, versus prior year
  - Introduced and made significant investments in More Roads to Harley-Davidson

2018 STIP reflected our strong year as follows:

	% of Target Payout	Payout % of Target	Comments
Consolidated Net Income	55%	91.0%	• HDMC fell short of plan driven by weaker-than-expected U.S. industry sales (-8.7%), higher raw material costs and higher recall costs • HDFS exceeded plan and delivered record results
HDMC Asset Productivity	15%	184.0%	• Unrelenting focus on HDMC's balance sheet contributed to strong cash from operations
HDFS Return on Assets	15%	183.0%	• Record earnings at HDFS despite rising interest rates
U.S. New Rider Growth	15%	200.0%	• Harley-Davidson's strategic focus on creating new riders was very successful. 278,000 new riders joined Harley-Davidson in 2018 in the U.S. This group is the most diverse across age, ethnicity, and gender in all of the years Harley-Davidson has tracked the data.*
Total Payout		135.1%	

**Data and analysis based on HIS Market Motorcycles in Operation (MIO) data for all cc's. On-highway and dual purpose motorcycles in the U.S. as of December 31st of each year from 2001 to 2018. Rider demographics based on 3rd-party data for adults age 18 and above.*

EXECUTIVE COMPENSATION

2018 LTIP



- 2018 LTIP payout captured business results from 2016 to 2018
  - U.S. industry entered secular decline in 2016
  - 2018 LTIP payout reflected the declining U.S. industry with a payout significantly short of target

2018 LTIP payout reflected the impact of the challenging markets as follows:

	% of Target Payout	Payout % of Target	Comments
Cumulative HDI Net Income	42.5%	62.9%	• Net income fell significantly short of our 3 year plan given the U.S. industry decline
Average HDMC ROIC	42.5%	57.8%	• ROIC shortfall driven primarily by lower earnings • Harley-Davidson returned excess cash to shareholders
U.S. New Rider Growth	15.0%	100.0%	• Harley-Davidson's strategic focus of creating new riders tracked to plan
Total Payout		66.3%	

EXECUTIVE COMPENSATION
2018 CEO REALIZED PAY



CEO total target compensation opportunity (realizable pay) was 7% below the median of compensation benchmark companies (peer groups)

2018 CEO realized pay* was $6,521,841

- 29% less than the reported pay
- 37% less than total target compensation opportunity**
- CEO realized pay shortfall is evidence that our compensation program design is working as intended and reinforces pay for performance alignment



Reported pay (Summary Compensation Table) versus Realized Pay
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
$11,117
$5,223
$9,150
$6,522
Realized pay is 29% lower than reported pay
2017
2018



Compensation Opportunity versus Realized Pay
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
$8,107
$5,223
$10,424
$6,522
Realized pay is 37% lower than opportunity
2017
2018
Opportunity
Realized

*Realized pay is compensation actually received by the CEO during the year. Total realized pay is the sum of Base Salary + Actual STIP payout + Actual value of Restricted Stock Units vesting during the year and Performance Shares earned in the year as the final year of a 3-year performance period

**Total target compensation opportunity for the CEO during the year is the sum of Base Salary + STIP at Target + Target Long-Term Incentive Awards (restricted stock units-40% and performance shares-60%)



EXECUTIVE COMPENSATION
2014-2018 INCENTIVE PAYOUT HISTORY

Our compensation program design is working as intended and has tracked with our TSR



Short-Term Annual Incentive - Payout as a % of Target
160%
140%
120%
100%
80%
60%
40%
20%
0%
126%
93%
87%
85%
135%
2014
2015
2016
2017
2018



Long-Term Incentive Plan - Payout as a % of Target
160%
140%
120%
100%
80%
60%
40%
20%
0%
83%
76%
66%
Current performance of 2020 payout is expected to payout below target
2014-2016
2015-2017
2016-2018
2017-2019



-3.2%
-29.6%
32.4%
-10.3%
-31.3%
9,184
6,470
9,350
11,117
9,150
2014
2015
2016
2017
2018
Summary Comp Table
1 Yr TSR

EXECUTIVE COMPENSATION
2019 COMPENSATION PROGRAM



In addition, the following actions impacted our executive leadership team

- **Froze Executives' Base Salary:** For 2019, as in 2018, the executive leadership team did not receive a performance-based salary adjustment

- No Incentive Target Percentage Changes: For 2019, we maintained Short-Term Incentive Plans and Long-Term Incentive Plan target percentages at the same level as 2018

- Reduced Executive Benefits: Financial planning allowance suspended for 2019

BOARD RECOMMENDATION



Our Board unanimously recommends that you vote "FOR"

Item 1: To elect ten directors to the Board of Directors

Our Board unanimously recommends that you vote "FOR" the election of all director nominees.

Item 2: To approve, by advisory vote, the compensation of our named executive officers

Our Board unanimously recommends that you vote "FOR" this proposal.

Item 3: To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019

Our Board unanimously recommends a vote "FOR" ratifying the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

16



GOVERNANCE ADDENDUM

CORPORATE GOVERNANCE & SHAREHOLDER RIGHTS

Governance & Rights Favorable to Shareholders

Corporate Governance Summary	Shareholder Rights Summary
Separate & independent chairman	10% of shareholders can call a special meeting
Majority voting for directors with resignation policy and plurality carve out for contested elections	No material restriction on right to call special meeting
Stock ownership requirement for CEO and board of 6x and 5x base compensation, respectively	Majority voting standard for M&A
Directors attend more than 75% of meetings	No poison pill
Board 90% independent	No dual-class stock
No directors on excessive number of boards	No cumulative voting
Not a classified board	

BOARD OF DIRECTORS OVERVIEW



	AGE	DIRECTOR SINCE	INDEPENDENT	OTHER PUBLIC DIRECTORSHIPS	BOARD COMMITTEES AFC	HRC	NCGC	SC
Troy Alstead Founder & CEO of Ocean5 Former COO & Former CFO of Starbucks Corp.	55	2017	x	Levi Strauss & Co.	Chair		x	
R. John Anderson Retired Chief Executive Officer of Levi Strauss & Co.	68	2010	x			x	x	x
Michael J. Cave *Chairman of the Board* Retired Senior Vice President of The Boeing Company	58	2012	x	Aircastle Limited Ball Corporation Esterline Technologies Corporation[2]		Chair	x	
Allan Golston President, United States Program for the Bill & Melinda Gates Foundation	52	2017	x	Stryker Corporation	x		x	
Matthew S. Levatich President and Chief Executive Officer, Harley-Davidson, Inc.	54	2015		Emerson Electric Co.				
Sara L. Levinson Co-founder and Director, Katapult, Inc. Former President of NFL Properties, Inc.	68	1996	x	Macy's, Inc.		x	x	x
N. Thomas Linebarger Chairman and Chief Executive Officer, Cummins Inc.	56	2008	x	Cummins Inc.	x			x
Brian R. Niccol Chief Executive Officer, Chipotle, Inc.	45	2016	x	Chipotle, Inc.		x	x	x
Maryrose T. Sylvester President and Chief Executive Officer, Current by GE	53	2016	x		x		x	
Jochen Zeitz Co-Founder and Executive Chairman of B Team Former CEO & CFO of PUMA	55	2007	x	Wilderness Holdings Limited [1]	x		x	Chair

AFC: Audit and Finance Committee
HRC: Human Resources Committee
NCGC: Nominating and Corporate Governance Committee
SC: Sustainability Committee
(Chair icon): Member and Committee Chair

x: Member
(1) Equity is traded on Johannesburg Stock Exchange
(2) No longer a director as of March 2019

Source: 2019 Harley-Davidson Proxy

BOARD OF DIRECTORS EXPERIENCE AND EXPERTISE



Summary of 2019 Director Skills, Qualifications, and Experience

The Board believes that all of the directors are highly qualified and have specific employment and leadership experiences, qualifications, and skills that qualify them for service on the Board, including significant experience leading business strategy. This all supports the Board's responsibility to drive strategy, assess performance, and engage with and challenge management. Below is a matrix of the skills and experience the Board has identified as input for determining whether each nominee should serve on the Board in light of the company's business and strategic direction. The matrix also identifies the skills and experience each director possesses.

SKILLS/QUALIFICATIONS*	Alstead	Anderson	Cave	Golston	Levatich	Levinson	Linebarger	Niccol	Sylvester	Zeitz
Retail	•	•	•		•	•	•	•	•	•
Branding and Consumer Marketing	•	•			•	•		•		•
Engineered Product Development			•		•		•	•		
Finance/Accounting	•		•	•			•			•
International Business	•	•	•	•	•	•	•	•	•	•
Manufacturing/Operations Management	•	•	•		•	•	•	•	•	•
Public Company Leadership and Board Experience	•	•	•	•	•	•	•	•	•	•
Strategic Leadership	•	•	•	•	•	•	•	•	•	•
Technology/Digital	•					•		•	•	

Source: 2019 Harley-Davidson Proxy

FORWARD-LOOKING STATEMENTS



The company intends that certain matters discussed in this presentation are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the company "believes", "anticipates", "expects", "plans", “strategy”, “future”, “may”, “goals”, or "estimates" or words of similar meaning. Similarly, statements that describe future plans, strategies, objectives, outlooks, targets, guidance or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially, unfavorably or favorably, from those anticipated as of the date of this presentation. Certain of such risks and uncertainties are described below. Shareholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-looking statements and cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this presentation are only made as of the date of this presentation, and the company disclaims any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

The company's ability to meet the targets and expectations noted above depends upon, among other factors, the company's ability to (i) execute its business plans and strategies, including the elements of the More Roads to Harley-Davidson strategy for growth that the company disclosed on July 30, 2018, and strengthen its existing business while enabling growth, (ii) manage and predict the impact that new or adjusted tariffs may have on our ability to sell product internationally, and the cost of raw materials and components, (iii) execute its strategy of growing ridership, globally, (iv) effectively execute the company's manufacturing optimization initiative within expected costs and timing and successfully carry out its global manufacturing and assembly operations, (v) accurately analyze, predict and react to changing market conditions and successfully adjust to shifting global consumer needs and interests, (vi) negotiate and successfully implement a strategic alliance relationship with a local partner in Asia, (vii) develop and introduce products, services and experiences on a timely basis that the market accepts, that enable the company to generate desired sales levels and that provide the desired financial returns, (viii) perform in a manner that enables the company to benefit from market opportunities while competing against existing and new competitors, (ix) realize expectations concerning market demand for electric models, which may depend in part on the building of necessary infrastructure, (x) prevent, detect, and remediate any issues with its motorcycles or any issues associated manufacturing processes to avoid delays in new model launches, recall campaigns, regulatory agency investigations, increased warranty costs or litigation and adverse effects on its reputation and brand strength, and carry out any product programs or recalls within expected costs and timing, (xi) manage supply chain issues, including quality issues and any unexpected interruptions or price increases caused by raw material shortages or natural disasters, (xii) manage the impact that prices for and supply of used motorcycles may have on its business, including on retail sales of new motorcycles, (xiii) reduce other costs to offset costs of the More Roads to Harley-Davidson plan and redirect capital without adversely affecting its existing business, (xiv) balance production volumes for its new motorcycles with consumer demand, (xv) manage risks that arise through expanding international manufacturing, operations and sales, (xvi) manage through changes in general economic and business conditions, including changing capital, credit and retail markets, and the changing political environment, (xvii) continue to manage the relationships and agreements that the company has with its labor unions to help drive long-term competitiveness, (xviii) accurately estimate and adjust to fluctuations in foreign currency exchange rates, interest rates and commodity prices, (xix) continue to develop the capabilities of its distributors and dealers, effectively implement changes relating to its dealers and distribution methods and manage the risks that its independent dealers may have difficulty obtaining capital and managing through changing economic conditions and consumer demand,

-Continued on next page-

FORWARD-LOOKING STATEMENTS



(xx) retain and attract talented employees, (xxi) prevent a cybersecurity breach involving consumer, employee, dealer, supplier, or company data and respond to evolving regulatory requirements regarding data security, (xxii) manage the credit quality, the loan servicing and collection activities, and the recovery rates of HDFS' loan portfolio, (xxiii) adjust to tax reform, healthcare inflation and reform and pension reform, and successfully estimate the impact of any such reform on the company's business, (xxiv) manage through the effects inconsistent and unpredictable weather patterns may have on retail sales of motorcycles, (xxv) implement and manage enterprise-wide information technology systems, including systems at its manufacturing facilities, (xxvi) manage changes and prepare for requirements in legislative and regulatory environments for its products, services and operations, (xxvii) manage its exposure to product liability claims and commercial or contractual disputes, (xxviii) successfully access the capital and/or credit markets on terms (including interest rates) that are acceptable to the company and within its expectations, (xxix), conduct its operations in Thailand in a manner that sufficiently mitigates certain international tariffs and lowers prices of its motorcycles in certain markets, (xxx) accurately and successfully determine, implement, and maintain a manner in which to sell motorcycles in the E.U., China, and ASEAN countries that is not subject to tariffs; (xxxi) have its application to mitigate E.U. tariffs approved, or the appeal of a denied application acted on in a manner favorable to the company, and (xxxii) accurately predict the margins of its Motorcycles & Related Products segment in light of, among other things, tariffs, the cost associated with the More Roads to Harley-Davidson plan, the company's manufacturing optimization plan, and our complex global supply chain.

Certain statements in this presentation relate to the company's More Roads to Harley-Davidson plan. These statements generally represent only the company's goals, aims and objectives regarding the plan and potential results from the plan. While many of these statements use language that might imply a level of certainty about the likelihood that the company will attain these goals, aims and objectives, it is possible that the company will not attain them in the timeframe noted or at all. By their nature, the risk and uncertainty associated with these goals, aims, and objectives are greater than that associated with near-term guidance, and should not be construed as guidance. Therefore, investors should construe these statements regarding the More Roads to Harley-Davidson plan only as goals, aims and objectives rather than promises of future performance or absolute statements.

The company could experience delays or disruptions in its operations as a result of work stoppages, strikes, natural causes, terrorism or other factors. Further, actual foreign currency exchange rates may vary from underlying assumptions. Other factors are described in risk factors that the company has disclosed in documents previously filed with the Securities and Exchange Commission. Many of these risk factors are impacted by the current changing capital, credit and retail markets and the company's ability to manage through inconsistent economic conditions.

The company's ability to sell its motorcycles and related products and services and to meet its financial expectations also depends on the ability of the company's independent dealers to sell its motorcycles and related products and services to retail customers. The company depends on the capability and financial capacity of its independent dealers to develop and implement effective retail sales plans to create demand for the motorcycles and related products and services they purchase from the company. In addition, the company's independent dealers and distributors may experience difficulties in operating their businesses and selling Harley-Davidson motorcycles and related products and services as a result of weather, economic conditions or other factors. In recent years, HDFS has experienced historically low levels of retail credit losses, but there is no assurance that this will continue. The company believes that HDFS' retail credit losses may increase over time due to changing consumer credit behavior and HDFS' efforts to increase prudently structured loan approvals to sub-prime borrowers, as well as actions that the company has taken and could take that impact motorcycle values. Refer to "Risk Factors" under Item 1A of the company's Annual Report on Form 10-K for the year ended December 31, 2018 for a discussion of additional risk factors and a more complete discussion of some of the cautionary statements noted above.